UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2023

SPRINGWATER SPECIAL SITUATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Springwater Special Situations Corp. (the “Company”) is holding a special meeting (the “special meeting”) of stockholders, at 11:00 a.m. Eastern Time on February 23, 2023, virtually, at https://www.cstproxy.com/swcspac/2023, for the sole purpose of considering and voting upon the following proposals, each of which are more fully described in the proxy statement for the special meeting filed by the Company with the Securities and Exchange Commission on February 3, 2023 (the “Proxy Statement”):

●   a proposal to amend the Company’s amended and restated certificate of incorporation (the “charter”), to allow the Company to issue securities as a dividend prior to the consummation of an initial business combination, and specifically to allow the Company to issue rights as a dividend in connection with the special meeting (the “Contemplated Dividend”) as more fully described in the Proxy Statement (the “Issuance Amendment Proposal”);

●   a proposal to amend the charter to extend the date by which the Company has to consummate an initial business combination (the “Extension”) from February 28, 2023 to August 28, 2023 (the “Extended Date”) (the “Extension Amendment Proposal”); and

●   a proposal to adjourn the special meeting to a later date or dates, if we determine that additional time is necessary to effectuate the Extension.

The Company’s board of directors has fixed the close of business on March 2, 2023 (the “Dividend Record Date”) as the date for determining the Company’s stockholders entitled to receive the Contemplated Dividend, assuming the Issuance Amendment Proposal is approved at the special meeting and the Extension is implemented. Only holders of record of the Company’s common stock on the Dividend Record Date would be entitled to receive the Contemplated Dividend.

As described in the Proxy Statement, the holders of shares of common stock sold in the Company’s initial public offering (the “IPO”) and held by public stockholders (the “public shares”) may elect to have their public shares redeemed for their pro rata portion of the funds held in the trust account (the “trust account”) established in connection with the IPO (calculated as of two business days prior to the special meeting) if the Extension Amendment Proposal is approved and the Extension is implemented. Holders of public shares do not need to vote on the Extension Amendment Proposal (or any other proposal to be voted upon at the special meeting) or be a holder of record on the record date for the special meeting to exercise redemption rights. It is currently anticipated that holders of public shares that exercise their redemption rights in connection with the Extension Amendment Proposal would receive $10.26 per share if the Extension is effectuated.

 Additionally, as described in the Proxy Statement, pursuant to the Inflation Reduction Act of 2022 (the “IR Act”), commencing in 2023, a 1% U.S. federal excise tax is imposed on certain repurchases (including redemptions) of stock by “covered corporations” occurring on or after January 1, 2023. As a result, any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Notwithstanding the foregoing, the Company has agreed that the per share price payable to stockholders exercising their redemption rights, whether in connection with the vote on an extension or an initial business combination, will not be reduced by payments required to be made by the Company under the IR Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2023

SPRINGWATER SPECIAL SITUATIONS CORP.

By:	/s/ Martin Gruschka
Name:	Martin Gruschka
Title:	Chief Executive Officer

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